UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2004

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	000-26357	13-3904355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Second Street, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

(415) 348-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

LookSmart’s board of directors has appointed Gary Wetsel as a member of the board on September 15, 2004. Mr. Wetsel will serve as a member of the audit and compensation committees. His initial term as a director will be until the earlier of his resignation, termination, or the annual shareholder meeting in 2006. Mr. Wetsel’s appointment fills the vacancy on the board of directors created by the departure of Greg Santora in July 2004, and brings the total number of directors on LookSmart’s board to seven.

Mr. Wetsel has served as Executive Vice President, Finance, Chief Financial Officer, and Chief Administrative Officer of Aspect Communications, a provider of enterprise customer contact solutions, since April 2002. Prior to joining Aspect, Mr. Wetsel served as Vice President and Chief Financial Officer at Zhone Technologies, a telecommunications vendor, from 2000 to 2002. From 1998 to 2000, Mr. Wetsel served as Chief Executive Officer of WarpSpeed Communications. From 1996 to 1998, Mr. Wetsel was Executive Vice President and Chief Operating Officer at Wyse Technology.

Item 8.01 - Other Events

Co-founders and directors Evan Thornley and Tracey Ellery have adopted trading plans pursuant to Securities and Exchange Commission Rule 10b5-1. Each trading plan provides for the sale of up to 125,000 shares of LookSmart common stock per month starting in November 2004 and ending in October 2005. The transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LookSmart, Ltd.
(Registrant)

September 20, 2004 Date	/s/ William Lonergan
William Lonergan, Chief Financial Officer